Exhibit 99.1

CONTACT:           Scott Carlock
Chief Financial Officer
(857) 415-5020

FOR IMMEDIATE RELEASE

Così, Inc. Announces Record Date and Subscription Price for Planned Rights Offering

BOSTON, MA, October 23, 2014 – As previously announced, Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, intends to pursue a rights offering for up to $20 million of its common stock, par value $0.01 per share.  A record date of October 31, 2014, has been set for the planned rights offering.  In addition, the Company announced that the subscription price for the rights offering will be $1.50 per share.

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, including funding certain initiatives to propel sales growth in our stores, such as investing in technology, including remote ordering, POS system upgrade, and initiatives to increase through-put efficiencies; upgrading equipment and furnishings, and refreshing the restaurants; construction of a new restaurant in Chicago scheduled to open in December of this year;  and, funding our operations until the Company becomes cash flow positive from operations (excluding capital expenditures),  which we believe will occur by the latter part of 2015.   We may also use the proceeds from the rights offering to pay existing debt, as well as the debt we may incur in connection with the potential acquisition of Hearthstone Associates, Inc.

“We have momentum.  Our comparative store sales are trending in the right direction, we have a strong leadership team in place and we are executing against our strategy to drive this Company to profitability.  We believe this is the right time to capitalize the business to continue moving Cosi forward,” said RJ Dourney, President and CEO of Cosi, Inc.

Upon commencement of the planned rights offering, Così will distribute non-transferable subscription rights to purchase shares of its common stock to each holder of its common stock as of the close of business on the record date.  The number of shares of Così’s common stock purchasable upon exercise of the subscription rights will be determined based on the total number of outstanding shares of Così’s common stock on the record date.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration of qualification under the securities laws of any such state.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 63 Company-owned and 47 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2012 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.